CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions ‘Financial Highlights," and "Independent Auditors and Legal Counsel" and to the use of our report on the Nicholas Equity Income Fund, Inc. dated April 23, 2003 in the Registration Statement (Form N-1A) of Nicholas Equity Income Fund, Inc. and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange commission in this Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (File No. 33-69804) and in this Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8062).

/s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin

July 25, 2003